Exhibit 99.1

Tower Sites
(A component of AT&T Inc.)
Statement of Revenues and Certain Expenses
Year Ended December 31, 2012

Tower Sites
(A component of AT&T Inc.)
Index
Year Ended December 31, 2012

Page(s)
Report of Independent Auditors	1
Statement of Revenues and Certain Expenses	2
Notes to Statement of Revenues and Certain Expenses	3-5

Report of Independent Auditors

The Board of Directors of AT&T Inc.:
We have audited the accompanying Statement of Revenues and Certain Expenses (the financial statement) of Tower Sites, comprising the operations of certain wireless communications towers of AT&T Inc., for the year ended December 31, 2012, and the related notes to the financial statement.
Management is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Tower Sites for the year ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.
As described in Note 1 to the financial statement, the Statement of Revenues and Certain Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and is not intended to be a complete presentation of Tower Sites' revenue and expenses. Our opinion is not modified with respect to this matter.
/s/ Ernst & Young LLP

Dallas, Texas
December 19, 2013

Tower Sites
(A component of AT&T Inc.)

Statement of Revenues and Certain Expenses
(Dollars in Thousands)

For the Year Ended December 31, 2012

Revenues
Lease revenues	$154,757
Other service revenues	10,836
Total revenues	165,593

Certain operating expenses
Lease expense	155,282
Selling, general and administrative	12,094
Property taxes	18,059
Total certain operating expenses	185,435

Certain expenses in excess of revenues	$19,842
The accompanying notes are an integral part of this Statement of Revenues and Certain Expenses.

Tower Sites
(A component of AT&T Inc.)

Notes to Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2012

1.    Summary of Significant Accounting Policies
Operations and Basis of Presentation
The accompanying Statement of Revenues and Certain Expenses (the Statement) includes the operations of certain wireless communications towers owned by subsidiaries of AT&T Inc. (together with its subsidiaries, AT&T or the Company). These towers represent those to be leased or acquired by Crown Castle International Corp. (together with its subsidiaries, CCIC) as described in the next paragraph. These communications towers are located on real property primarily leased from a variety of third-party individuals and commercial landlords. For the purposes of this Statement, AT&T's investment in these towers, and the associated operations, including leasing activities with landlords, maintenance of the communications towers, and the marketing and leasing of available tower capacity on the communications towers to other wireless service providers, are referred to collectively as "Tower Sites." Tower Sites is not a legal entity.
On October 18, 2013, a definitive agreement (the Agreement) was reached by AT&T and CCIC under which CCIC will have exclusive rights to lease, manage or purchase and operate approximately 9,700 sites that make up the Tower Sites tower portfolio, the financial results for which are included in this Statement. Under the terms of the Agreement, CCIC will also take over the existing collocation arrangements with third-party tenants who lease space on the towers. AT&T has committed to sublease space on the towers from CCIC for a minimum of ten years. The Agreement and this Statement exclude certain other AT&T-owned wireless sites and related assets that are not subject to the Agreement
The accompanying Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission. The Statement, which encompasses the towers to be leased or sold to CCIC, is not representative of the actual operations of Tower Sites for the period presented nor indicative of future operations of Tower Sites as no revenue for AT&T's occupation of tower space has been included, as discussed below in Revenue Recognition. Additionally, certain expenses primarily consisting of corporate overhead, interest expense, depreciation and amortization, and income taxes have been excluded.
The accompanying Tower Sites' Statement has been prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
Revenue Recognition
Lease revenues include revenues from site collocation rendered to non-affiliate customers. No revenue has been recognized for AT&T's occupation of tower space. Escalation clauses, excluding variable lease rentals such as those tied to the Consumer Price Index (CPI), and other incentives present in the lease agreements with Tower Sites customers are recognized on a straight-line basis through the current term of the lease excluding renewal periods exercisable at the option of the tenant. Amounts received prior to being earned are deferred until such time as the earnings process is complete or recognized initially over the period in which services are rendered.
Tower Sites recognizes other service revenues, including application fees and other fee-based service revenues, as services are rendered.
Lease Expense
Tower Sites recognizes lease expense, primarily on ground leases, on a straight-line basis over the initial lease term and renewal periods that are considered reasonably assured at the inception of the lease. Rent escalations, excluding variable lease rentals such as those tied to the CPI, present in the lease agreements between Tower Sites and its ground lessors are included in the computation of straight-line rent. Expense incurred in advance of required payments is accrued as a liability.
Certain ground leases contain provisions which require Tower Sites to pay the landlord a certain percentage or fixed amount of revenues earned from collocation tenants of AT&T. Ground lease expenses related to such revenue share provisions amounted to approximately 5.7% of total lease expense for the year ended December 31, 2012.

Tower Sites
(A component of AT&T Inc.)

Notes to Statement of Revenues and Certain Expenses

Use of Estimates
The preparation of the Statement requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period ended, and the disclosure of contingencies that exist as of the Statement date. Significant estimates include reasonably assured renewal terms for operating leases and property taxes. AT&T based these estimates on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results may differ from such estimates if management's assumptions prove invalid or conditions change.
Concentrations of Risk
Tower Sites had five customers that generated an aggregate of approximately 82% of revenues for the year ended December 31, 2012, including three customers that each generated more than 10% of the revenues. The percentage of revenues by customer is summarized in the table below for the year ended December 31, 2012:

Customer A	26.1%
Customer B	22.4%
Customer C	17.1%
2.    Related-Party Transactions and Allocations
AT&T occupied space on substantially all of the towers operated by Tower Sites during the year ended December 31, 2012. Revenue associated with AT&T's occupation of tower space has not been included in this Statement.
Tower Sites is dependent upon AT&T to fund its operations and anticipates that this funding requirement will continue until the transaction with CCIC is completed.
AT&T does not file separate property tax returns for the Tower Sites property and equipment. For purposes of this Statement, property taxes were determined by applying the property tax rates applicable to AT&T on a state-by-state basis against the total Tower Sites investment in property and equipment in those states.
Tower Sites has not been operated as a separate legal entity. As a result, direct costs of the towers have been reflected in this Statement to the extent they were directly attributable or allocable as outlined below.
Selling, general and administrative, and other expenses are directly attributable to AT&T's overall towers business, but not to the specific portfolio of towers included in the transaction. These costs have been allocated to Tower Sites using a variety of reasonable allocations including a pro-rata basis based on the quantity of towers and leases included in the Tower Sites, and headcount or level of effort of employees in departments providing services to the tower portfolio (e.g., accounting, compliance, etc.).

Tower Sites
(A component of AT&T Inc.)

Notes to Statement of Revenues and Certain Expenses

3.    Operating Lease Revenues
At December 31, 2012, minimum expected future rental revenue receipts for leased space on owned towers from non-affiliate tenants based on contracted rates for the contractually obligated periods, but excluding any renewal periods exercisable at the option of the tenant, are as follows:

Years Ending December 31
(Dollars in Thousands)
2013	$158,907
2014	140,470
2015	112,572
2016	80,137
2017	50,126
Thereafter	23,678
$565,890
4.    Operating Lease Commitments
Lease commitments consist primarily of contractual lease rentals for ground leases. Tower Sites recognizes rent expense, including the effect of fixed increases in rent, on a straight-line basis over the term estimated at inception or acquisition of the lease. Future minimum lease payments over the remaining estimated lease terms, including reasonably assured renewals, are as follows:

Years Ending December 31
(Dollars in Thousands)
2013	$142,252
2014	142,918
2015	143,145
2016	142,678
2017	140,543
Thereafter	1,272,866
$1,984,402
5.    Commitments and Contingencies
The Company is subject to various legal proceedings and claims that arise out of the ordinary course of business. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Tower Sites' results of operations.
6.    Subsequent Events
The Company evaluated subsequent events through December 19, 2013, the date the financial statements were available to be issued.